Exhibit 8.1

List of Subsidiaries and Certain Other Entities

#	Company Name	Country
Wholly owned subsidiaries
1.	141 Union Company	United States of America
2.	Agnew Pastoral Company Pty Ltd	Australia
3.	Albion Downs Pty Limited	Australia
4.	Araguaia Participaçóes Ltda	Brazil
5.	ARL Holdings Ltd	Bermuda
6.	ARL South America Exploration Ltd	Bermuda
7.	Avanco Holdings Pty Ltd	Australia
8.	Avanco Resources Pty Ltd(a)(b)	Australia
9.	AVB Brazil Pty Ltd	Australia
10.	AVB Carajás Holdings Pty Ltd	Australia
11.	AVB Copper Pty Ltd	Australia
12.	AVB Minerals Pty Ltd	Australia
13.	BHP (AUS) DDS Pty Ltd	Australia
14.	BHP (Towage Services) Pty Ltd(a)(b)	Australia
15.	BHP Aluminum Australia Pty Ltd	Australia
16.	BHP Billiton (UK) DDS Limited	United Kingdom
17.	BHP Billiton (UK) Limited	United Kingdom
18.	BHP Billiton Brasil Ltda	Brazil
19.	BHP Billiton Company B.V.	Netherlands
20.	BHP Billiton Finance (USA) Limited	Australia
21.	BHP Billiton Finance B.V.	Netherlands
22.	BHP Billiton Finance Limited	Australia
23.	BHP Billiton Finance Plc	United Kingdom
24.	BHP Billiton Freight Singapore Pte Limited	Singapore
25.	BHP Billiton Group Limited	United Kingdom
26.	BHP Billiton Holdings Limited	United Kingdom
27.	BHP Billiton International Metals B.V.	Netherlands
28.	BHP Billiton International Services Limited	United Kingdom
29.	BHP Billiton International Trading (Shanghai) Co. Ltd	China
30.	BHP Billiton Marketing AG	Switzerland
31.	BHP Billiton Marketing Asia Pte Ltd	Singapore
32.	BHP Billiton Marketing UK Limited	United Kingdom
33.	BHP Billiton Petroleum Great Britain Limited	United Kingdom
34.	BHP Billiton Services Jersey Limited	Jersey
35.	BHP Billiton SSM Development Pty Ltd	Australia
36.	BHP Billiton Sustainable Communities	United Kingdom
37.	BHP Billiton UK Holdings Limited	British Virgin Islands
38.	BHP Billiton UK Investments Limited	British Virgin Islands
39.	BHP BK Limited	United Kingdom
40.	BHP Canada Inc.	Canada
41.	BHP Capital No. 20 Pty Limited	Australia
42.	BHP Chile Inc.	United States of America

43.	BHP Chile Inversiones Limitada	Chile
44.	BHP Coal Pty Ltd(a)(b)	Australia
45.	BHP Copper Inc.	United States of America
46.	BHP Direct Reduced Iron Pty Limited(a)	Australia
47.	BHP Energy Coal Australia Pty Ltd	Australia
48.	BHP Escondida Inc.	United States of America
49.	BHP Exploration Chile SpA	Chile
50.	BHP Finance (International) Inc.	United States of America
51.	BHP Finance Limited	United Kingdom
52.	BHP Foreign Holdings Inc.	United States of America
53.	BHP Foundation	United States of America
54.	BHP Freight Pty Ltd(a)	Australia
55.	BHP Group (UK) Ltd	United Kingdom
56.	BHP Group Holdings Limited	United Kingdom
57.	BHP Group Operations Pty Ltd(a)(b)	Australia
58.	BHP Holdings (International) Inc.	United States of America
59.	BHP Holdings (USA) Inc.	United States of America
60.	BHP Holdings International (Investments) Inc.	United States of America
61.	BHP Holdings Limited	United Kingdom
62.	BHP Infrastructure (WAIO Power) Pty Ltd	Australia
63.	BHP Infrastructure Finance (WAIO Power) Pty Ltd	Australia
64.	BHP Infrastructure Finance Pty Ltd	Australia
65.	BHP Infrastructure Pty Ltd	Australia
66.	BHP Innovation Pty Ltd(a)	Australia
67.	BHP Internacional Participaçóes Ltda	Brazil
68.	BHP International Finance Corp	United States of America
69.	BHP International Services Limited	United Kingdom
70.	BHP Investments Canada Inc	Canada
71.	BHP IO Mining Pty Ltd	Australia
72.	BHP IO Workshop Pty Ltd	Australia
73.	BHP Iron Ore Holdings Pty Ltd	Australia
74.	BHP Iron Ore Pty Ltd(a)(b)	Australia
75.	BHP Japan Limited	Japan
76.	BHP Lonsdale Investments Pty Ltd(a)	Australia
77.	BHP Manganese Australia Pty Ltd	Australia
78.	BHP Marine & General Insurances Pty Ltd	Australia
79.	BHP Marketing North America Inc.	United States of America
80.	BHP Marketing Services India Pvt Ltd	India
81.	BHP Marketing UK Limited	United Kingdom
82.	BHP Metals Exploration d.o.o. Beograd	Serbia
83.	BHP Metals Exploration Pty Ltd	Australia
84.	BHP MetCoal Holdings Pty Ltd(a)(b)	Australia
85.	BHP Midgard AB	Sweden
86.	BHP Mineral Resources Inc.	United States of America
87.	BHP Minerals (Shanghai) Co., Ltd	China
88.	BHP Minerals Exploration Inc.	United States of America
89.	BHP Minerals Holdings Proprietary Limited(a)(b)	Australia

90.	BHP Minerals India Private Limited	India
91.	BHP Minerals International Exploration Inc.	United States of America
92.	BHP Minerals International LLC	United States of America
93.	BHP Minerals Pty Ltd(a)(b)	Australia
94.	BHP Minerals Service Company	United States of America
95.	BHP New Mexico Coal Inc.	United States of America
96.	BHP Nickel Operations Pty Ltd	Australia
97.	BHP Nickel West Pty Ltd(a)(b)	Australia
98.	BHP Olympic Dam Corporation Pty Ltd(a)(b)	Australia
99.	BHP Peru Holdings Inc.	United States of America
100.	BHP Pty Ltd	Australia
101.	BHP Queensland Coal Investments Pty Ltd	Australia
102.	BHP Queensland Coal Limited	United States of America
103.	BHP Resolution Holdings LLC	United States of America
104.	BHP Shared Business Services Pty Ltd	Australia
105.	BHP Shared Services Malaysia Sdn. Bhd.	Malaysia
106.	BHP SSM Indonesia Holdings Pty Ltd	Australia
107.	BHP SSM International Pty Ltd	Australia
108.	BHP Titanium Minerals Pty Ltd	Australia
109.	BHP Towage Services (Boodarie) Pty Ltd	Australia
110.	BHP Towage Services (Iron Brolga) Pty Ltd	Australia
111.	BHP Towage Services (Iron Corella) Pty Ltd	Australia
112.	BHP Towage Services (Iron Ibis) Pty Ltd	Australia
113.	BHP Towage Services (Iron Kestrel) Pty Ltd	Australia
114.	BHP Towage Services (Iron Osprey) Pty Ltd	Australia
115.	BHP Towage Services (Iron Quail) Pty Ltd	Australia
116.	BHP Towage Services (Iron Robin) Pty Ltd	Australia
117.	BHP Towage Services (Iron Whistler) Pty Ltd	Australia
118.	BHP Towage Services (Iron Wren) Pty Ltd	Australia
119.	BHP Towage Services (Mallina) Pty Ltd	Australia
120.	BHP Towage Services (RT Atlantis) Pty Ltd	Australia
121.	BHP Towage Services (RT Clerke) Pty Ltd	Australia
122.	BHP Towage Services (Iron Dove) Pty Ltd	Australia
123.	BHP Towage Services (RT Discovery) Pty Ltd	Australia
124.	BHP Towage Services (RT Endeavour) Pty Ltd	Australia
125.	BHP Towage Services (RT Enterprise) Pty Ltd	Australia
126.	BHP Towage Services (RT Imperieuse) Pty Ltd	Australia
127.	BHP Towage Services (RT Inspiration) Pty Ltd	Australia
128.	BHP Towage Services (Iron Finch) Pty Ltd	Australia
129.	BHP Ventures US Inc	United States
130.	BHP WAIO Pty Ltd(a)(b)	Australia
131.	BHP Western Mining Resources International Pty Ltd	Australia
132.	BHP World Exploration Inc.	Canada
133.	BHP Yakabindie Nickel Pty Ltd(a)(b)	Australia
134.	Billiton Australia Finance Pty Ltd	Australia

135.	Billiton Development B.V.	Netherlands
136.	Billiton Executive Pension Scheme Trustee Limited	United Kingdom
137.	Billiton Guinea B.V.	Netherlands
138.	Billiton Investment 3 B.V.	Netherlands
139.	Billiton Investment 8 B.V.	Netherlands
140.	Billiton Investments Ireland Limited	Ireland
141.	Billiton Marketing Holding B.V.	Netherlands
142.	Billiton Suriname Holdings B.V. (in liquidation)	Netherlands
143.	Broadmeadow Mine Services Pty Ltd(a)	Australia
144.	Carrapateena Pty Ltd(a)(b)	Australia
145.	Carson Hill Gold Mining Corporation	United States of America
146.	Cassini Resources Pty Ltd	Australia
147.	Central Queensland Services Pty Ltd(a)	Australia
148.	Cerro-Quebrado S.A.	Ecuador
149.	Coal Mines Australia Pty Ltd	Australia
150.	Compañía Minera Cerro Colorado Limitada	Chile
151.	Consolidated Nominees Proprietary Limited	South Africa
152.	Crossbow Resources Pty Ltd	Australia
153.	CTP Assets Pty Ltd	Australia
154.	CTP Operations Pty Ltd	Australia
155.	Estrela Metals Pty Ltd	Australia
156.	Global BHP Copper Ltd	Cayman Islands
157.	Hay Point Services Pty Limited(a)	Australia
158.	Hunter Valley Energy Coal Pty Ltd	Australia
159.	Jenipapo Recursos Naturais Ltda	Brazil
160.	Marcona International S.A.	Panama
161.	Minera Spence SA	Chile
162.	Minotaur Resources Holdings Pty Ltd(a)(b)	Australia
163.	Mt Arthur Coal Pty Limited	Australia
164.	Mt Arthur Underground Pty Ltd	Australia
165.	Operation Services Chile SpA	Chile
166.	OS ACPM Pty Ltd(a)(b)	Australia
167.	OS MCAP Pty Ltd(a)(b)	Australia
168.	OZ Exploration Pty Ltd	Australia
169.	OZ Minerals Pty Ltd(a)(b)	Australia
170.	OZ Minerals Brazil (Holdings) Pty Ltd(a)(b)	Australia
171.	OZ Minerals Carrapateena Pty Ltd(a)(b)	Australia
172.	OZ Minerals Equity Pty Ltd	Australia
173.	OZ Minerals Group Treasury Pty Ltd	Australia
174.	OZ Minerals Holdings Pty Ltd	Australia
175.	OZ Minerals International (Holdings) Pty Ltd	Australia
176.	OZ Minerals Investments Pty Ltd	Australia
177.	OZ Minerals Jamaica Limited	Jamaica
178.	OZ Minerals Musgrave Holdings Pty Ltd(a)	Australia
179.	OZ Minerals Musgrave Operations Pty Ltd(a)	Australia
180.	OZ Minerals Prominent Hill Operations Pty Ltd(a)(b)	Australia

181.	OZ Minerals Prominent Hill Pty Ltd(a)(b)	Australia
182.	OZ Minerals Services Pty Ltd	Australia
183.	OZ Minerals Singapore Pte Ltd (in liquidation)	Singapore
184.	OZ Minerals Zinifex Holdings Pty Ltd	Australia
185.	OZM Carrapateena Pty Ltd(a)	Australia
186.	Phoenix Mining Finance Company Proprietary Limited (in liquidation)	South Africa
187.	Pilbara Gas Pty Limited(a)	Australia
188.	Pilbara Pastoral Company Pty Limited	Australia
189.	RAL Cayman Inc.	Cayman Islands
190.	Rio Algom Exploration Inc.	Canada
191.	Rio Algom Investments (Chile) Inc.	Canada
192.	Rio Algom Limited	Canada
193.	Rio Algom Mining LLC	United States of America
194.	Riocerro Inc.	Cayman Islands
195.	Riochile Inc.	Cayman Islands
196.	Stein Insurance Company Limited	Guernsey
197.	Tamakaya Energia SpA	Chile
198.	The Broken Hill Proprietary Company Pty Ltd(a)(b)	Australia
199.	UMAL Consolidated Pty Ltd(a)(b)	Australia
200.	United Iron Pty Ltd	Australia
201.	WAIO Energy Pty Ltd	Australia
202.	WAIO Power Pty Ltd	Australia
203.	Westminer Insurance Pte Ltd	Singapore
204.	Wirraway Metals & Mining Pty Ltd	Australia
205.	WMC Corporate Services Inc.	United States of America
206.	WMC Finance (USA) Limited	Australia
207.	WMC Mineracao Ltda.	Brazil
208.	ZRUS Holdings Pty Ltd	Australia
Subsidiaries where effective interest is less than 100 per cent
209.	BHP Billiton (Philippines) Inc. (99.99%)	Philippines
210.	BHP Iron Ore (Jimblebar) Pty Ltd (85%)	Australia
211.	BHP Shared Services Philippines Inc. (99.99%)	Philippines
212.	Consórcio Santos Luz de Imóveis Ltda (90%)	Brazil
213.	Kelti S.A. (57.5%)	Chile
214.	Minera Escondida Ltda (57.5%)	Chile
215.	Ponta Ubu Agropecuária Ltda (49%)	Brazil
216.	QNI Philippines Inc. (99.99%)	Philippines
Joint operations
217.	Mt Goldsworthy (85%)	Australia
218.	Mt Newman (85%)	Australia
219.	Yandi (85%)	Australia
220.	Central Queensland Coal Associates (50%)	Australia
221.	BHP SaskPower Carbon Capture and Storage (CCS) Knowledge Centre Inc. (50%)	Canada

222.	BM Alliance Coal Marketing Pty Limited (50%)	Australia
223.	BM Alliance Coal Operations Pty Limited (50%)	Australia
224.	BM Alliance Marketing Pte Ltd (50%)	Singapore
225.	BMA Japan KK (50%)	Japan
Joint ventures and associates
226.	Compañía Minera Antamina S.A. (33.75%) Vicuña Canada Inc. (50%)	Peru Canada
227.	Global HubCo B.V. (33.33%)	Netherlands
228.	NCIG Holdings Pty Ltd (27.98%)	Australia
229.	Resolution Copper Mining LLC (45%)	United States of America
230.	RightShip Group Pte Ltd (25%)	Singapore
231.	Samarco Mineração S.A. (50%)	Brazil
232.	Vicuña Argentina S.A. (50%)	Argentina
233.	Vicuña Corp. (50%)	Canada
234.	Vicuña Holdings (Bermuda) V Ltd. (50%)	Bermuda
235.	Vicuña Uruguay B.V. (50%)	Netherlands
236.	Filo del Sol Chile Holdings Inc. (50%)	Canada
237.	Vicuña Chile Holdings Inc. . (50%)	Canada
238.	Filo del Sol Uruguay S.A. (50%)	Uruguay
239.	Las Pailas SRL (50%)	Argentina
240.	Vicuña Chile SpA (50%)	Chile
241.	Vicuña Holdings Inc. (50%)	Canada
242.	Vicuña Holdings (Bermuda) IV Ltd. (50%)	Bermuda
243.	Vicuña Resources Inc. (50%)	Canada

(a)
These companies are parties to the Limited Deed of Cross Guarantee (Deed) and members of the Closed Group as at 30 June 2026.
(b)
These companies are parties to the Deed and are relieved from the Corporations Act 2001 requirements for preparation, audit and lodgment of financial reports and Directors’ reports.